Exhibit 99.1

Company Name: Black Ridge Acquisition Corporation (BRAC)

Event: 31st Annual ROTH Conference

Date: March 18, 2019

<<Kenneth DeCubellis, Chairman and Chief Executive Officer>>

Are we ready to start? Okay. You guys have a couple of hours left before the party, so we can muscle through this Esports conversation here in about 30 minutes. I’m Ken DeCubellis, I’m the Chairman and Chief Executive Officer of Black Ridge Acquisition Corp. And with me is Frank Ng, who’s the Co-CEO of Ourgame.

Let’s talk a little bit about the transaction. I would alert you if you want to see more details, if you go to the Black Ridge Acquisition Corp. website, we have a full investor presentation there with a webcast of Frank and I speaking through this. This is a condensed version. We’re going to try to whip through the slides in about 15 minutes because we want this to be collaborative and open up enough time for Q&A. I’ll also highlight that our Esports mobile truck is situated just across the street. So when you’re on your way to the Blink-182 concert, get a beer and stop by the truck and we can host you there and answer more questions as well.

<<Frank Ng, Co-Chief Executive Officer, Ourgame International Holdings Ltd.>>

And play some video games too.

<<Kenneth DeCubellis, Chairman and Chief Executive Officer>>

Exactly. So a little bit on the transaction, so we’re actually doing a merger. We have a special purpose acquisition company, like I said, BRAC is the ticker. Lyle Berman and I got together back in October of 2017 and IPO’d that SPAC. There’s currently $142 million sitting in the trust account. So a little bit of history on that, with SPAC’s you have a short period of time to get your transaction done. But if you – and if you expire, you have to give your cash back to the original investors.

And so we looked at a lot of opportunities over 80. Lyle Berman is a legendary figure in gaming circles. He’s owned and operated casinos. He took Rainforest Cafe public. But in 2004, he took the World Poker Tour public. So it’s that relationship that helped bring this opportunity to us. We ended up selling that business to WPT about five or six years after that, Lyle did not retain any ownership. And then Ourgame, Frank’s company acquired the WPT three years ago.

So when Frank and Ourgame were looking at ways to fund the new Esports initiative, with folks like Steve Lipscomb and Adam Pliska from WPT that said, Frank, Lyle and Ken have this SPAC, you guys should get together and talk. And so we announced the definitive merger agreement at the end of the year. I can tell you this blows away every other opportunity we are looking at. This is a very big market with very significant growth potential. I’ll go through all the details in a bit.

We’re going through the SEC proxy process right now because we have to set a shareholder vote date. Our expectation is that this could all get concluded by the end of April, okay. So what we’re doing here is we’re pulling two businesses out of Ourgame, which is listed on the Hong Kong Stock Exchange. The World Poker Tour and the Allied Esports business merging them with the SPAC to create what we believe is the world’s premier Esports entertainment company.

This is not a story about publishing the video games. This is not a story about owning the teams or the leagues that compete. This is a game agnostic platform that’s built around monetizing the viewership in Esports, okay. That’s where the potential is here and I’ll go through that in a bit. When we closed the merger, the name of the company will change from Black Ridge Acquisition Corp. and the ticker will change from BRAC to AESE the new co will be named Allied Esports Entertainment.

So let’s just go through some of the investment thesis here what really excites us about this opportunity. First and foremost, Esports is a huge market over 2 billion gamers globally. We’ll go through some of the other metrics here, but from a viewership perspective, viewership is growing at close to 14% CAGR right now. This is not like a typical SPAC deal. When you do a typical SPAC deal, you get your transaction done and the SPAC team runs for the exit. We’re all staying on here, okay.

1

And a lot of that has to do with quite frankly, our belief in the long-term equity in this new opportunity. But we’re leveraging off of Lyle Berman and other board members experienced running public gaming companies, okay. So there’s real strategic value here. When we talk about what this business has done so far, there’s already a first mover advantage from a global property perspective. We’re going to accelerate that even further with the capital from the SPAC trust account. And then in terms of our belief in the long-term equity, 100% of the equity owners of Allied Esports and WPT are rolling into the new co with a significant amount deferred in an earn-out. We’ll go through those details in a bit.

Let’s talk about the strategy, okay. It’s built off of 17 years of experience from the World Poker Tour, live in person experiences, this is pillar number one. Pillar number two is content. Pillar number three is the online platform. We’re deploying that in a much bigger market now in Esports, but we’re leveraging off of the expertise at the WPT. Adam Pliska who’s the CEO of WPT will be the President of the new co and he will personally head up the content part of this. I’m going to walk through in a bit how all three legs of this stool work together in harmony to really multiply and scale up the business in a bit, but they put on 65 poker tournaments around the world every year and then they sell content in every geography. He understands how to monetize content, that’s an important part of this business as we move forward, okay.

As we do this and grow the global property network, we’re building a moat around the ecosystem, okay. The brand is becoming synonymous with Esports and we’ll give an example of that in a bit that shows the expertise that Frank and his team has developed in Esports here, okay.

Valuation, combined revenue from the WPT and Esports business last year was $20 million. When we look at this business, when we close the merger, the EV will be about $200 million, that’s 10 times trailing. As we look forward though, we’re going to build additional flagship arenas. When we look to 2022 and 2021 the multiple is about 3 times EBITDA, okay. And that excludes all the upside potential from the new online platform center that will be launched in the beginning of next year. And that platform is targeted specifically toward Esports. And then when the balance sheet at close, we look at that it’s going to be very conservative, zero debt on the balance sheet, fully funded with cash to execute on the growth plan.

So just a bit on the transaction, I’ll turn it over to Frank here. So the equity owners of Allied Esports and WPT are receiving 11.6 million shares at a fixed conversion price of $10.17 per share, okay. That’s 100% of the equity. We’re also going to pay down about $32.5 million of debt, so the balance sheet will be debt free. There is an earn-out component, $50 million in value to be paid all in stock, if the stock of the new co trades at or above $13 per share for 30 consecutive days, okay. You see the multiples here, 2021 EV over EBITDA 3.2.

So let’s talk about the team here. As I’d mentioned, I’ll turn it to Frank here in a second. The entire SPAC team is staying on with the new company. Lyle will be Chairman of the Board, I’ll become the CFO. And Frank, you should talk about you and the team.

<<Frank Ng, Co-Chief Executive Officer, Ourgame International Holdings Ltd.>>

Yes. I’ve been on the online industry for 18 years and personally I’m a hardcore gamer playing games for 35 years already, I’m 50. By the way, I’ve been running online platform of Ourgame. We took it private back in 2010, I did the NBO fundraise some money with my buddy over there, Eric. We’d raised $80 million took a while but then immediately we started working with WPT, we try to bring poker into China, launching social casino product and all that in China. We made it very successful. We utilize the WPT strategy in China leveraging the offline experiences we create in China with massive poker tournaments and do online satellites evolving into a much bigger ecosystem and do all these user acquisitions through content and et cetera.

So we became extremely successful. And then we went IPO a few years later in 2014, we went public in Hong Kong. So at the end, we like WPT so much, so we bought them for $35 million a few years ago. So, the team here, as you can see other than myself, Adam will stay, he has been running WPT for a long time. David Moon, this gentleman over there, he will be our CEO, he knows online platform very well. He has been working with one of the largest internet company in Korea and we bought Ourgame together actually back in 2004. So this is a very solid team. We have run on our platform, we have done contents, we have gone through the whole ecosystems of how to create an offline experiences evolving into massive online participation.

2

<<Kenneth DeCubellis, Chairman and Chief Executive Officer>>

Okay. So let’s take a step back over the next two slides. We’ll look at some of the macro trends in the Esports industry. You can see on the left hand side of the page here, the viewership numbers are growing through 2021 at about 14% CAGR. I’ll highlight a couple of specific numbers. 2017 was 335 million viewers, okay. Those are global numbers. I’ll put that into perspective in a bit, but you can see the growth rate is over 550 million by 2021. And the revenue is growing at an even faster clip, that’s all from sponsorship, advertisement and media rights deals.

So remember that number 335 million, that’s the red diamond on the right hand side of this chart, okay. Compare that to the viewership from the sports leagues that we know and love in the U.S. MLB, NBA, NFL and NHL. And you can see that number is bigger than any of those four. Now you can make the argument, well, the NFL is not a true global sport. It doesn’t matter. 335 million is a real big number and it’s growing at double-digit rates going forward.

What’s lagging is the ability of this emerging industry up until this point to monetize that viewership. It’s currently at about $2 per capita, we look at that as the opportunity. So just to catch up with the NBA, that gap is $33 per capita. You do the math, that’s an $11 billion opportunity. And that’s before you grow the viewership up to 550 million by 2021. This is quickly becoming a close to $20 billion opportunity, okay.

So from our perspective now, again, I want to take the WPT example here, three legs to this strategy and let’s see how they all work together. So Adam and his team run 65 live poker tournaments around the globe every year, okay. The viewership is probably a few hundred maybe a thousand depending on the venue. You then multiply the viewership by producing content off that, that’s the WPT television show that everyone can see mostly on the regional FOX Sports network here in the U.S., okay.

Everyone assumes that that’s where all the money is made on WPT. When you watch that though, what you will see in here are advertisements and mentions for ClubWPT or now the partnership with Zynga. Why is that? Because the viewership is being converted to the third pillar, the online platform, okay.

So you start with the viewers and the in-person experience. You multiply that up to tens of millions around the world and then you convert some of that to the online platform. 65% of WPT’s revenue comes from that third pillar today, okay. We’re going to apply that with the expertise that’s been developed in poker to a much bigger opportunity here in Esports going forward. So let’s walk through each three. Actually, let’s show the video, quickly here.

<<Frank Ng, Co-Chief Executive Officer, Ourgame International Holdings Ltd.>>

So a little show – reel that we have developed to showcase what we’ve done so far in Esports.

[Video Presentation]

<<Kenneth DeCubellis, Chairman and Chief Executive Officer>>

Okay, so it starts with the live in person experiences. So the company launched its new flagship arena at the Luxor in March of last year. So it’s now a year old in partnership with MGM. So the company spent $20 million to build that out, okay. If you look at it, if anyone’s been to the Luxor recently, that logo is permanent wrapped on the exterior. It is without question the most visible icon on the Strip in Las Vegas, which is really saying something.

If you’re flying into Vegas airport from the east, you look out the right side of the airplane, it’s the first thing you see; that poor Sphinx in the front, you don’t even notice it anymore. What speaks to the visibility of that? It’s magic. Is that the wrap has changed recently, we’re now – you’ll see the logo for HyperX on the top. HyperX acquired the naming rights for the flagship and the mobile arenas, pays the company $2 million per year, okay. That speaks to the visibility.

3

Let’s talk about what this arena is, okay. It is predominantly meant for these live in person experiences, okay. What you can do is pull stadium seating out of the wall and fit anywhere from 800 to a 1,000 folks there. Stage 50 foot led screen and you can produce content off of it as well.

So when you go, if anyone comes to the arena, let us know. We’ll give you a tour. It’s very important that you see the back rooms here. It’s a live television broadcast ready content producing engine that’s here it feels like you’re at CNN, right? However, the arena is flexible, so when we don’t have a live event, the stadium seating is pushed into the wall and you walk in, there was 80 to 100 high-end PC gaming stations spread throughout the facilities. Consumers can come in, rent the games or PCs by the hour, play their favorite game. We have two bars in the facility, there’s food and beverage and we sell merchandise as well, okay. So it’s very flexible.

This is not a multi-use facility like Madison Square Garden. You walk in here, you’re not thinking about anything, but video games and Esports from that perspective. That’s very important, because we’re building that brand here with this flagship. And secondly, this content capability is critical. If you think about some of the other companies out there today that are adding computers to their facilities to try to attract as 35 and under demographic, they can’t host a live event like this, let alone produce the content. So it all starts here with the flagship arena. Again, you all should come 30,000 square feet, it’s a beautiful arena.

So, now I’ll move forward here quickly. This one, you guys all got to check it out tonight. It’s the mobile arena. When you’re walking down to the concert, just look off to the left and stop by, you can play Street Fighter there, if you want, it’s actually a lot of fun. What is the purpose of this mobile arena? It allows us and our partners’ flexibility. This can go anywhere a partner wants to put on an event, okay. So they can do this without actually having a building arena first.

Last year we had six NASCAR stops. It was a block from the Super Bowl a couple of months ago. It’s a great little arena. And then we have the affiliate program. This is very important for us. How does the affiliate program work? Typically a partner will come to us. They pay the capital to build out the arena. The company gets $100,000 up front and then a rev share starting in year two. You look at the economics on that and you’re like, what’s the point? The point is it allows the company that cash that net globally very quickly to build out that global property network without spending a dime of capital.

The result is this. If you look at the Global Property Network today, everything in Black exists. There’s a first mover advantage here. You have the flagship arena at the Luxor. The black circles are the affiliate arenas; two in California, five in China, then the mobile arena, you see the one in the U.S. there’s another one in Europe. There was a small production facility in Homburg, Germany as well.

So today, 11 arenas, properties around the world. With a capital from the SPAC trust account here’s where we go. A second flagship in Europe starting in the middle of 2020 likely Berlin or Amsterdam, we will announce that location after we closed the merger. And then in the middle of 2021 we’re going to start up a third flagship arena, either Osaka or Seoul, South Korea. You can see what we do with the trucks in affiliate arenas as well. By 2022 we’re approaching 40 properties in the network globally. That’s that first mover advantage.

Let’s talk about the moat around this, the barrier to entry. Nothing speaks to this better than Latin America, okay. Thanks to Adam Pliska who’s been talking to TV Azteca and Grupo Salinas about bringing the WPT to Mexico City, we announced a week ago that partnership and also the expansion of it into Esports, okay. So, we’re going to be working with TV Azteca who is the second largest Spanish language television company in the world. Grupo Salinas owns banks, they own TV stations, they own professional soccer team. If they wanted to do Esports on their own, all they have to do is hire a team. Instead what they said to us was we need to do it with you, okay.

So everything we’re going to do with Grupo Salinas in Latin America starting in Mexico City and then going on down is completely additive to all the revenue economics that we have in our model today, okay. That is a very powerful statement about the brand he has built in the expertise.

4

<<Frank Ng, Co-Chief Executive Officer, Ourgame International Holdings Ltd.>>

I think there’s one very important thing is the position in that we have. We not only just like most other Esports company, I’d tell you a logo on my T-shirt, most people do that today; in the market, there are a lot of them. But we are building an ecosystem, a platform to let Esports run on it. So, I would tell Grupo Salinas, I will help you to build your Esports business. And they’re excited, because I’m not going there to them for their money. Instead I’m helping them to build this business, so that they can sell it to their sponsors, so they love it. And that’s what we do. We want to add this very early stage of the Esports business, built an ecosystem for it. That’s what we do.

<<Kenneth DeCubellis, Chairman and Chief Executive Officer>>

And for content?

<<Frank Ng, Co-Chief Executive Officer, Ourgame International Holdings Ltd.>>

Oh sure, I mean, that’s – the next slide content. We did a pilot event, immediately after we launched the arena last year with Ninja. This is a gentleman that we actually did the event with him. I think at the very beginning, when we talked to him, he probably had about 5 million, 6 million followers. and normally, his viewership, what’s about 150,000 concurrent users, viewers on his Twitch day to day.

But that night, we created a new format; we make him the center, the hero of that night with many, many others streamers surrounding him. And at the end, that night, we created a show that had 680,000 concurrent users, four times plus of his normal traffic viewership. And we created history, that night he became king. as of today, even he can’t beat that record and it is still the record on Twitch, okay.

<<Kenneth DeCubellis, Chairman and Chief Executive Officer>>

And so this is pillar two. This is the content piece. So, the vision is this. By 2022, we have three flagship arenas up and running. We will host two live events per flagship per month. So that’s 80 in a year. This month in Las Vegas at the Luxor, there’s already two events, okay, and our model is to do one per month. So last Thursday, frank and his team worked with Ubisoft, who just launched the Tom Clancy’s The Division 2, to have an in-house program called Day One. That’s IP of the company now.

So, you can think about this. There’s a lot of press out there about apex legends in its launch, where the publisher paid millions of dollars to streamers to go play the event, the new game to get all the eyeballs on that, okay. I can tell you there are journalists, who want to write bad articles about that. going forward, all the publishers have to do for their launch is due a Day One launch party with frank and the team, number one. Number two, on Sunday is PlayTime with KittyPlays. Who is KittyPlays? She is one of the biggest streamers, female streamers on Twitch right now.

So, we signed her up starting on the 24th to do an event per month for the next five to six months. It’s going to be more of a talk show. So, she’s going to have another headline or come with her on every show. The first one, the second headliner is TSM Myth, he’s number six from a viewership perspective on Twitch, okay. So, you can imagine when this is live streamed the viewers that are going to be watching this, now with that 35 and under demographic, consumer products want to put their name behind that. That’s what we’re targeting with the viewers here.

Not only that, there’s a lot of crossover. Some folks that think this is not – there is nothing to do with traditional sports. What I would add to you is, when you watch this program you’ll see Baker Mayfield, the quarterback of the Cleveland Browns, a Heisman trophy winner, he’s already sat down with Kitty and did an interview. They’re playing Fortnite, my favorite team. The Red Sox, David Price, that’s all he does when they’re on the road. I guess it’s better than going out drinking. He missed a few starts last year, because he had carpal tunnel. That’s the power of this going forward, okay. I should talk about center and I think.

5

<<Frank Ng, Co-Chief Executive Officer, Ourgame International Holdings Ltd.>>

it will open up. So that’s the last pillar and the most powerful pillar is to create online services, because that is highly scalable and extremely profitable once you have to scale. And as I said, we learned from WPT running events, creating compelling content, proprietary content, creating humongous amount of eyeballs, not just sales and sponsoring. Yes, we do that, not just selling the content to distribution platform, but in the meantime there are hours and hours of programs that we create on a consistent basis with all these facilities around the world. I can use a lot of unsold inventory within the program to cross-out the online services that we’re creating. And at the end, we want to create a negative cost of acquisition scenario and that’s what we have with WPT.

I want to apply that again in Esports in a much larger fashion. And CENTER, basically it’s a matching services, whereby you at the end of the day will have a chance to play with your favorite streamer through some kind of satellite tournaments just like poker, I can play 4 o’clock satellite, 5,000 people, at the end of the day 100 people will be able to play with your favorite streamer, maybe Ninja, that night with them and you kill them you got $100. That’s the experience we want to create, it’s not in the market today, but it takes a lot of knowhow to do matching services, massive online satellites and all that and that was something we will be launching next year.

<<Kenneth DeCubellis, Chairman and Chief Executive Officer>>

And just to add a little more color to that. So Ninja is very popular. We met with an investor last week whose kid had a chance to play directly with them and he said he called it a life-changing experience. I had to think about it, I guess maybe to be like catch – playing catch with Tom Brady, okay. But that’s what this matching platform can do.

So we’re an enabler to all the games to all the streamers. We get them in our network and the Ninja or whomever that we’re using that day, we’ll do a call to action on Twitch and say please log-on to CENTER at 6 o’clock for a chance to play me directly. That’s the value proposition to the subscribers, okay, who wants to do that. So taking the interaction that’s on Twitch today and just raising it up another level.

So we’ll just go through quickly here some of the numbers, and again this is all online here. And stop by the truck, we want to open this up to Q&A. We can get into more detail. You can see here we’re starting with roughly $20 million of revenue last year. WPT is in this for multiple reasons.

The first and foremost is we love that business model and we want to apply it to Esports, but Adam and his team know how to do this. They know how to put on a live event, they know how to distribute and sell content around the world, they know how to run online platforms. When you marry that to David Moon and Frank’s expertise on the online business is the Holy Grail. So going forward you can see the ramp up. These are by the three pillars here with the top being the online or interactive services. The middle piece being the content piece and the last bar at the bottom is that live in person experiences; we can call that brick and mortar.

You can see here EBITDA is growing as well. This is a very high margin business because we’re not just trying to rely on the consumer to pay $10 an hour to rent out the PCs. Okay, so by 2020 you can see close to $23 million of revenue. I will point out here that including growth CapEx, we flipped to cash flow positive by the middle of next year as well.

And starting this year, as soon as we make the announcement over the next three or so years; we’re going to put $100 million of capital to work. The majority of that is the flagship, $20 million – the new flagship in Europe. In Asia-Pacific, we’re going to build some new trucks as well, there’s content production equipment, $10 million for the launch of the new online platform. Questions for us? Yes.

Q&A

<Q>: [Question Inaudible]

<A – Kenneth DeCubellis>: We can’t answer that, but I can tell you, you can imagine the discussions we’re having with Grupo Salinas and that sort of relationship we have other discussions underway in virtually every geography around the world. Gaming is not regional, okay. There are gamers everywhere in the world.

6

<Q>: [Question Inaudible]

<A – Frank Ng>: Good question.

<A – Kenneth DeCubellis>: Right now Black Ridge Acquisition Corp. is on NASDAQ trading under the ticker BRAC. So this is a quasi IPO. The difference here is if you like the story, you can buy Black Ridge Acquisition Corp. stock today, but we’re not going to close the merger, we’re targeting end of April. At that point, the ticker will change to AESE and the name will change to Allied Esports Entertainment. Yes.

<Q>: [Question Inaudible].

<A – Kenneth DeCubellis>: Yes. So the IPO of the SPAC included warrants and rights. So those are all trading as well, BRACW for the warrants, BRACR for the rights.

<Q>: [Question Inaudible].

<A – Frank Ng>: There are a lot of people doing Esports [ph] today, but their focus is building teams and leagues and we don’t want to do that. We want to be agnostic.

<Q>: [Question Inaudible]

<A – Kenneth DeCubellis>: We want to be…

<A – Frank Ng>: We work with everybody.

<A – Kenneth DeCubellis>: Yes. We want to be game and team agnostic because you just don’t know the window of popularity of these games is compressed. And so, you run the risk of that team’s viability in a certain game dropping when the popularity drops. We want to enable all the publishers, all the teams to create this entertainment platform. Yes.

<Q>: [Question Inaudible]

<A – Kenneth DeCubellis>: Charity events?

<A – Frank Ng>: We have been doing. In Vegas, we just did one with the female streamer. So forth, the women’s groups were doing some activities there right now. Yes, we’re.

<Q>: [Question Inaudible]

<A – Frank Ng>: We’re still in an early stage. I still have the focus on making more money. But in the meantime, if I can do some of those, I don’t mind to do that. And if they approach us and we would love to support them.

<A – Kenneth DeCubellis>: Yes.

<Q>: [Question Inaudible]

<A – Frank Ng>: Ken, maybe you can talk about the numbers of Ninja?

<A – Kenneth DeCubellis>: But so, you mean to my – so when you host a live event, it’s all about making sure we have a credible streamer or streamers who already have a significant following on Twitch and we allow them to broadcast on their Twitch channel live, okay.

<Q>: [Question Inaudible]

<A – Frank Ng>: Correct, right.

7

<A – Kenneth DeCubellis>: Well, we don’t want to do exactly what these other leagues are doing right now, okay. What we want to do is build the monetization engine off of the three pillars. So you have that live in person experience, you then produce content off of that. Right now on the live stream, when Ninja or whoever’s live streaming from their basement, they may say a bad word. So the ability for consumer products to go behind that is limited.

We pre-packed or post produce that, repackage it and then distribute it, which gets to those viewership numbers up, okay, and then convert to the online business. It’s really the three working together.

<Q>: [Question Inaudible]

<A – Kenneth DeCubellis>: So Disney is an obvious company that could replicate this. If they were to try to get in and do exactly the same thing, they’re probably 18 months behind. So once we close the merger, we’re going to go further down the road. But I think we’re more of a takeout candidate at that point if we continue to execute and hit our business milestones. Do we have to do this offline or…

<<Frank Ng, Co-Chief Executive Officer, Ourgame International Holdings Ltd.>>

I think, yeah.

<<Kenneth DeCubellis, Chairman and Chief Executive Officer>>

We love the…

<<Frank Ng, Co-Chief Executive Officer, Ourgame International Holdings Ltd.>>

We will be at the truck.

<<Kenneth DeCubellis, Chairman and Chief Executive Officer>>

No, we will be right here.

<<Frank Ng, Co-Chief Executive Officer, Ourgame International Holdings Ltd.>>

Yes.

<<Kenneth DeCubellis, Chairman and Chief Executive Officer>>

We can answer the questions.

<<Frank Ng, Co-Chief Executive Officer, Ourgame International Holdings Ltd.>>

Sorry about that.

8